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                                                                     EXHIBIT 4.9

                AMENDMENT TO AMENDED AND RESTATED TRUST AGREEMENT

         This Amendment to Amended and Restated Trust Agreement (the "Amendment") is made as of December 23, 1999 by and between M&T Bank Corporation, a New York corporation, and Bankers Trust Company, a New York banking corporation.

                                   WITNESSETH

         WHEREAS, M&T Bank Corporation, formerly known as First Empire State Corporation, (the "Depositor"), Bankers Trust Company, as property trustee, (in such capacity, the "Property Trustee" and, in its separate corporate capacity and not in its capacity as Property Trustee, the "Bank"), and Bankers Trust (Delaware), a Delaware banking corporation, as Delaware trustee (the "Delaware Trustee") previously entered into an Amended and Restated Trust Agreement dated as of June 6, 1997 (the "Trust Agreement"); and

         WHEREAS, the Depositor has changed its corporate name from "First Empire State Corporation" to "M&T Bank Corporation;" and

         WHEREAS, the Administrators of the Issuer Trust have changed the name of the Issuer Trust from "First Empire Capital Trust II" to "M&T Capital Trust II;" and

         WHEREAS, the Depositor, as Holder of a Majority in Liquidation Amount of the Common Securities, and the Property Trustee desire to further amend the Trust Agreement to provide for the change of the name of the Depositor from "First Empire State Corporation" to "M&T Bank Corporation," and the name of the Issuer Trust from "First Empire Capital Trust II" to "M&T Capital Trust II."

         NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party to this Amendment, for the benefit of the other parties and for the benefit of the Holders, hereby amends the Trust Agreement, and agrees, intending to be legally bound, as follows:

SECTION 1.  DEFINITIONS.

         1.1. For all purposes of this Amendment, except as otherwise expressly provided, terms used but not defined in this Amendment shall have the meanings assigned to them in the Trust Agreement.

         1.2. The definition of "Depositor" in the preamble of the Trust Agreement is amended to mean M&T Bank Corporation.

         1.3. The definition of "Issuer Trust" in Section of 1.1 of the Trust Agreement is amended to mean "M&T Capital Trust II."


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SECTION 2. MISCELLANEOUS.

         2.1. CONTINUING AGREEMENT. The Trust Agreement shall not be amended by this Amendment except as specifically provided in this Amendment and, amended as so specifically provided, the Trust Agreement shall remain in full force and effect. References in the Trust Agreement to "this Trust Agreement" shall be deemed to be references to the Trust Agreement as amended by this Amendment.

         2.2. CONFLICTS. In the event of a conflict between the terms and conditions of the Trust Agreement and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail.

         2.3. COUNTERPART ORIGINALS. The parties may sign any number of copies of this Amendment. Each signed copy shall be an original, but all of them together represent the same agreement.

         2.4. HEADINGS, ETC. The headings of the sections of this Amendment have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

         IN WITNESS WHEREOF the parties have caused this Amendment to be executed as of the day and year first above written.


                                        M&T BANK CORPORATION,
                                        as Holder of a Majority in Liquidation
                                        Amount of the Common Securities



                                        By:  /s/ Michael P. Pinto
                                             ----------------------------------
                                             Michael P. Pinto
                                             Executive Vice President and Chief
                                             Financial Officer


                                        BANKERS TRUST COMPANY,
                                        as Property Trustee,
                                        and not in its individual capacity

                                        By: /s/ Christopher D. Lew
                                            ------------------------------------
                                            Christopher D. Lew
                                            Assistant Treasurer